Exhibit 99.1
BankUnited, Inc. Reports 3Q 2026 Net Income of $72 million, $1.01 Diluted EPS;
Excluding Impact of Securities Sales, Net Income of $74 million, $1.03 Diluted EPS
Continued Franchise Momentum Drives NIM Expansion, Stronger Funding Mix and Improved Credit Trends

Miami Lakes, Fla. — October 21, 2026 — BankUnited, Inc. (the “Company”) (NYSE: BKU) today announced financial results for the quarter ended September 30, 2026.

Chairman, President and Chief Executive Officer Rajinder Singh commented, "We delivered another quarter of solid performance, with continued deposit momentum and net interest margin expanding to 3.16%, ahead of our guidance. Benefiting from a strong economy, we remain focused on increasing profitability and creating long-term shareholder value."

Third Quarter Financial Highlights

	Quarter Ended			Change From
($ in millions except per share data)	3Q26	2Q26	3Q25	2Q26	3Q25
Net Income	$72.2	$70.7	$71.9	$1.5	$0.3
Adjusted Net Income[1,2]	$73.9	$70.0	$71.4	$3.9	$2.5
Diluted EPS	$1.01	$0.97	$0.95	$0.04	$0.06
Adjusted Diluted EPS[1,2]	$1.03	$0.96	$0.94	$0.07	$0.09
PPNR[1]	$105.9	$109.9	$109.5	$(4.0)	$(3.6)
ROA[3]	0.82%	0.81%	0.82%	0.01%	—%
ROE[3]	9.6%	9.3%	9.5%	0.3%	0.1%
Net Interest Margin[3]	3.16%	3.06%	3.00%	0.10%	0.16%

Performance Highlights	•Net Interest Margin (NIM) of 3.16%, up 16 bps from a year ago and up 10 bps from prior quarter.
•Diluted EPS of $1.01, up $0.06 from a year ago and $0.04 from prior quarter.
•Adjusted Diluted EPS[1,2] of $1.03, up $0.09 from a year ago and $0.07 from prior quarter.
•Approximately 2.1 million shares repurchased in Q3 for an aggregate of $97.0 million.

Deposits	•Non-Interest Demand Deposits (NIDDA):
◦Average NIDDA up $824 million, or 10%, from a year ago and remained stable from prior quarter, continuing to serve as a key funding source despite ending balance fluctuations.
◦Ending NIDDA up $488 million, or 6%, from a year ago and down $821 million, or 8%, from prior quarter primarily due to seasonal normalization following elevated inflows in Q2.
◦Represents 32.2% of total deposits, up from 30.1% a year ago.
•Average Total Deposits (excluding brokered): Up $1.0 billion from a year ago and down $385 million from prior quarter.

Loans	•Average Core Loans increased $706 million, or 4%, from a year ago and decreased $147 million, or 1%, from prior quarter.
•Total Average Loans remained stable from a year ago and decreased by $314 million from the prior quarter due to continued purposeful runoff in non-core loans.

Credit	•Criticized and Classified Loans decreased $176 million, or 14%, from a year ago and decreased $10 million, or 1%, from prior quarter.
•Net Charge-Offs ratio remained low, 0.11%, in both the current and prior quarter, and down from 0.25% a year ago.
•NPLs down $116 million, or 30%, from a year ago, and up $40 million, or 18%, from the prior quarter.
(1) Represents a non-GAAP measure. See "Non-GAAP Financial Measures" section for a reconciliation of non-GAAP financial measures to GAAP financial measures.
(2) Excludes the impact of securities sales.
(3) Annualized for the three months ended September 30, 2026, June 30, 2026, and September 30, 2025.

Net Interest Income & Margin

Net Interest Income		Net Interest Margin (NIM)
▲$5.3 million or 2% from prior quarter	▲ $10.5 million or 4% from 3Q 2025	▲ 10 bps from prior quarter	▲ 16 bps from 3Q 2025
Net interest income and margin increased from the prior quarter due to the following factors:
•Deposit pricing continued to improve, contributing to lower funding costs; average cost of deposits improved by 6 bps to 1.99%.
•The tax equivalent yield on investment securities benefited from the sale of lower-yielding securities and reinvestment into higher-yielding securities, which improved the overall yield of the investment portfolio.
•Tax equivalent yields on commercial loans increased 5 bps from the prior quarter, reflecting favorable loan repricing and improved commercial loan portfolio mix.
Net interest income and margin also increased from a year ago due to the following factors:
•Average NIDDA grew by $824 million while average interest bearing liabilities declined by $1.0 billion; average cost of deposits improved by 39 bps from a year ago.
•Partially offset by lower tax-equivalent asset yields, as variable-rate loans and securities repriced downward faster than the benefit from lower funding costs and favorable funding mix dynamic due to lower SOFR/Fed funds basis.

Non-Interest Income and Non-Interest Expense
The following table summarizes non-interest income and non-interest expense for the periods presented (in millions):

	Three Months Ended
	3Q26	2Q26	3Q25
Deposit service charges and fees	$6.4	$6.3	$5.4
Gain (loss) on investment securities, net	(2.3)	0.9	0.6
Lease financing, net	1.7	3.9	4.2
Capital markets income	6.3	8.1	6.3
Other non-interest income:
Loan service charges	3.8	4.0	4.0
Commercial card income	1.5	1.8	1.6
BOLI income	1.1	3.0	2.5
Other	1.3	1.2	1.0
Non-interest income	$19.8	$29.2	$25.6

Non-interest expense	$174.6	$174.6	$166.2
•Non-interest income decreased from prior quarter and from a year ago due to the following factors:
◦Loss on sale of investment securities primarily driven by the strategic sale of lower-yielding securities of approximately $1.0 billion and the redeployment of proceeds into higher-yielding investments to improve the portfolio's earning potential.
◦BOLI income decreased $1.9 million from prior quarter and $1.4 million from a year ago reflecting less favorable market performance impacting returns on one of our policies.
◦Lease financing income decreased $2.2 million from prior quarter and decreased $2.5 million from a year ago primarily due to a $1.1 million loss on equipment disposition recognized during the quarter, compared to a $0.9 million gain in prior quarter and $0.2 million gain a year ago.
◦Capital Markets income decreased $1.8 million from prior quarter, driven by market conditions and shifts in loan production timelines.

•Non-interest expense remained flat compared to the prior quarter, and increased compared to a year ago primarily as a result of increases in employee compensation and deposit-related costs due to competition.

Loans
•Average CRE loans increased by $75 million, or 1%, from prior quarter and increased by $624 million, or 10%, from a year ago.
•Average C&I loans decreased by $306 million, or 4%, from prior quarter and decreased by $91 million, or 1%, from a year ago.
•Average MWL (Mortgage Warehouse Lending) loans increased by $133 million, or 18%, from prior quarter and $226 million, or 35%, from a year ago.
•Average Residential loans decreased by $151 million, or 2%, from the prior quarter and $621 million, or 9%, from a year ago; consistent with our balance sheet repositioning strategy.
Loan portfolio composition at the periods indicated are as follows (in thousands):

	3Q26		2Q26		3Q25
	Amortized Cost	Average Balance	Amortized Cost	Average Balance	Amortized Cost	Average Balance
Core Loan Segments:
CRE [1]	$7,073,374	$7,012,836	$7,006,901	$6,938,213	$6,534,615	$6,388,575

C&I 2	8,572,160	8,400,185	8,681,166	8,706,525	8,555,869	8,490,948

MWL	932,290	863,798	876,771	730,841	709,185	637,663

Municipal Finance	592,293	581,996	636,945	630,329	637,198	635,811

Total Core Loans	17,170,117	16,858,815	17,201,783	17,005,908	16,436,867	16,152,997

Other	59,342	63,342	71,740	78,929	134,635	140,653

Residential	6,585,897	6,603,215	6,655,550	6,754,430	7,130,992	7,224,702

Total Loans	$23,815,356	$23,525,372	$23,929,073	$23,839,267	$23,702,494	$23,518,352
Deposits
Deposit portfolio composition at the periods indicated are as follows (in thousands):

	3Q26		2Q26		3Q25
	Ending Balance	Average Balance	Ending Balance	Average Balance	Ending Balance	Average Balance

Non-Interest Bearing Demand	$9,113,570	$9,027,447	$9,934,638	$9,027,557	$8,625,115	$8,203,439

Interest Bearing Demand	6,255,347	6,620,530	6,619,044	6,365,179	6,609,679	5,586,547

Savings and Money Market	9,899,164	9,976,749	9,958,785	10,083,767	9,936,797	9,921,293

Time	3,042,882	2,339,315	2,368,781	3,251,965	3,446,696	3,535,051

Total Deposits	$28,310,963	$27,964,041	$28,881,248	$28,728,468	$28,618,287	$27,246,330
(1) Commercial real estate loans, including non-owner occupied commercial real estate and construction and land.
(2) Commercial and industrial loans, including owner-occupied commercial real estate.

Credit
Credit Quality
Credit quality metrics remained strong during Q3, as criticized and classified loans decreased and non-performing loans modestly increased from prior quarter.

•Criticized and Classified Loans: Decreased $10 million from prior quarter, and $176 million from a year ago.
•Net Charge-Offs: Net charge-offs for the quarter (annualized) was 0.11%, flat from prior quarter and down 0.14% from a year ago.
•Non-Performing Loans: Up $40 million, or 18%, from prior quarter and down $116 million, or 30%, from a year ago.
•NPA Ratio: 0.77%, including 0.09% related to guaranteed portion of SBA loans, up from 0.66%, including 0.09% related to SBA, in prior quarter, and down from 1.10%, including 0.11% related to SBA, from a year ago.

The following table provides a breakdown of criticized and classified loans for the periods indicated (in thousands):

	3Q26		2Q26		3Q25
	CRE	Total Commercial	CRE	Total Commercial	CRE	Total Commercial
Special mention	$—	$107,247	$33,868	$175,198	$54,562	$136,640
Substandard - accruing	391,714	730,885	411,167	686,274	521,284	733,615
Substandard - non-accruing	35,676	171,553	36,255	156,208	149,993	306,953
Doubtful	—	39,686	—	41,682	—	48,635
Total	$427,390	$1,049,371	$481,290	$1,059,362	$725,839	$1,225,843

Allowance & Provision
Allowance levels and coverage remained appropriate during the periods presented, with changes reflecting increases in certain qualitative factors and net charge-offs. The following tables summarize the ACL, key coverage metrics, and changes across the periods presented (dollars in thousands):

	ACL	ACL to Total Loans	Commercial ACL to Commercial Loans[1]	ACL to Non-Performing Loans	Net Charge-offs to Average Loans[2]
3Q26	$221,476	0.93%	1.33%	83.96%	0.11%
2Q26	$217,516	0.91%	1.30%	97.14%	0.11%
3Q25	$219,884	0.93%	1.35%	57.95%	0.25%

	Three Months Ended
	3Q26	2Q26	3Q25
Beginning balance	$217,516	$208,790	$222,730
Provision	10,280	15,098	11,851
Net charge-offs	(6,320)	(6,372)	(14,697)
Ending balance	$221,476	$217,516	$219,884

(1) For purposes of this ratio, commercial loans includes the core C&I and CRE sub-segments as presented in the table above as well as franchise and equipment finance. Due to their unique risk profiles, MWL and municipal finance are excluded from this ratio.
(2) Annualized for the three months ended September 30, 2026, June 30, 2026, and September 30, 2025.

Capital, Liquidity & Shareholder Returns

Capital levels remained strong and well above regulatory requirements, providing ability to execute growth initiatives while continuing to return capital to shareholders.

•AOCI declined by $137.8 million from prior quarter and by $149.6 million compared to a year ago, reflecting higher unrealized losses on investment securities available for sale.
•CET1: 12.1%, down 20 bps from prior quarter and down 40 bps from a year ago.
•Tangible Common Equity Ratio: 8.0%, down 45 bps from prior quarter and 49 bps from a year ago.
•Tangible Book Value per Share1: $39.10, down from $40.48 in the prior quarter, while remaining essentially flat from a year ago.
Earnings Conference Call and Presentation
A conference call to discuss quarterly results will be held at 9:00 a.m. ET on Wednesday, October 21, 2026 with Chairman, President and Chief Executive Officer Rajinder P. Singh, Chief Financial Officer James G. Mackey and Chief Operating Officer Thomas M. Cornish.
The earnings release and slides with supplemental information relating to the release will be available on the Investor Relations page under About Us on www.bankunited.com prior to the call. Due to recent demand for conference call services, participants are encouraged to listen to the call via a live Internet webcast at https://ir.bankunited.com. To participate by telephone, participants will receive dial-in information and a unique PIN number upon completion of registration at https://dpregister.com/sreg/10211384/104b2a22228. For those unable to join the live event, an archived webcast will be available on the Investor Relations page at https://ir.bankunited.com approximately two hours following the live webcast.
About BankUnited, Inc.
BankUnited, Inc., with total assets of $34.6 billion at September 30, 2026, is the bank holding company of BankUnited, N.A., a national bank headquartered in Miami Lakes, Florida, with operations in Florida, New York, Dallas, Atlanta, Morristown, New Jersey, and Charlotte, North Carolina. BankUnited provides a full range of consumer and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions, and offers certain commercial lending and deposit products through national platforms. For additional information, call (877) 779-2265 or visit www.BankUnited.com. BankUnited can be found on Facebook at facebook.com/BankUnited.official, LinkedIn@BankUnited and on X@BankUnited.
(1) Represents a non-GAAP measure. See "Non-GAAP Financial Measures" section for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance, dividend payments and stock repurchases. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” "forecasts" or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including (without limitation) those relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including as impacted by external circumstances outside the Company's direct control, such as (1) an inability to successfully execute our core business strategy; (2) adverse events or conditions impacting the financial services industry, (3) our ability to access capital, including the impact of our credit rating; (4) credit risk inherent in the business of making loans and embedded in our securities portfolio, including inadequate allowance for credit losses and real estate market conditions and valuations; (5) interest rate risk, (6) liquidity risks, (7) risks related to the regulation of our industry, (8) operational risk, including dependence on information technology and third party service providers and the risk of systems failures, interruptions or breaches of security or inability to keep pace with technological change; (9) reputational risk, (10) the impact of conditions in the financial markets and economic conditions generally; (11) ineffective risk management or internal controls; and (12) the selection and application of accounting policies and methods and related assumptions and estimates. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are available at the SEC’s website (www.sec.gov).

Contact
BankUnited, Inc.
Investor Relations:
James G. Mackey, 305-231-6793
Source: BankUnited, Inc.

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands, except share and per share data)

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
ASSETS
Cash and due from banks:
Non-interest bearing	$12,082	$11,998	$13,336	$11,511	$13,589
Interest bearing	413,098	355,875	371,605	206,273	545,916
Cash and cash equivalents	425,180	367,873	384,941	217,784	559,505
Investment securities	8,905,357	9,317,614	9,505,168	9,263,651	9,467,082
Non-marketable equity securities	158,666	144,652	149,590	140,684	165,922
Loans	23,815,356	23,929,073	24,134,929	24,273,707	23,702,494
Allowance for credit losses	(221,476)	(217,516)	(208,790)	(219,825)	(219,884)
Loans, net	23,593,880	23,711,557	23,926,139	24,053,882	23,482,610
Bank owned life insurance	323,020	315,848	314,165	305,313	303,368
Operating lease equipment, net	151,701	157,272	150,214	171,371	201,777
Goodwill	77,637	77,637	77,637	77,637	77,637
Other assets	940,273	789,789	850,759	809,129	817,872
Total assets	$34,575,714	$34,882,242	$35,358,613	$35,039,451	$35,075,773

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Demand deposits:
Non-interest bearing	$9,113,570	$9,934,638	$8,943,844	$9,109,984	$8,625,115
Interest bearing	6,255,347	6,619,044	6,449,405	6,189,534	6,609,679
Savings and money market	9,899,164	9,958,785	9,939,985	10,164,703	9,936,797
Time	3,042,882	2,368,781	4,026,866	3,888,684	3,446,696
Total deposits	28,310,963	28,881,248	29,360,100	29,352,905	28,618,287
Federal funds purchased	229,993	265,000	—	—	—
FHLB advances	1,925,000	1,630,000	1,755,000	1,555,000	2,080,000
Notes and other borrowings	318,532	318,936	319,340	319,740	320,431
Other liabilities	969,006	783,653	908,636	757,977	1,024,681
Total liabilities	31,753,494	31,878,837	32,343,076	31,985,622	32,043,399

Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.01 per share, 400,000,000 shares authorized	702	722	734	741	752
Paid-in capital	71,452	164,020	209,270	271,695	310,974
Retained earnings	3,104,778	3,055,604	3,008,613	2,970,988	2,925,806
Accumulated other comprehensive loss	(354,712)	(216,941)	(203,080)	(189,595)	(205,158)
Total stockholders' equity	2,822,220	3,003,405	3,015,537	3,053,829	3,032,374
Total liabilities and stockholders' equity	$34,575,714	$34,882,242	$35,358,613	$35,039,451	$35,075,773

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Interest income:
Loans	$314,391	$312,991	$310,162	$317,539	$324,390
Investment securities	110,066	107,603	106,230	117,878	120,419
Other	5,570	5,916	5,794	6,986	8,113
Total interest income	430,027	426,510	422,186	442,403	452,922
Interest expense:
Deposits	140,326	146,605	148,694	155,875	163,555
Borrowings	29,047	24,577	24,505	28,318	39,255
Total interest expense	169,373	171,182	173,199	184,193	202,810
Net interest income before provision for credit losses	260,654	255,328	248,987	258,210	250,112
Provision for credit losses	8,952	15,559	24,586	25,554	11,577
Net interest income after provision for credit losses	251,702	239,769	224,401	232,656	238,535
Non-interest income:
Deposit service charges and fees	6,434	6,310	6,219	5,787	5,387
Gain (loss) on investment securities, net	(2,305)	941	3,290	1,058	648
Lease financing, net	1,715	3,885	3,347	4,662	4,152
Capital markets income	6,261	8,081	3,684	9,512	6,269
Other non-interest income	7,680	10,022	8,160	8,974	9,110
Total non-interest income	19,785	29,239	24,700	29,993	25,566
Non-interest expense:
Employee compensation and benefits	89,648	89,432	96,689	89,952	85,196
Occupancy and equipment	11,439	11,192	11,002	10,749	10,929
Deposit insurance expense	5,535	5,334	(1,026)	6,391	6,601
Technology	20,789	22,910	22,415	20,430	21,630
Depreciation of operating lease equipment	3,396	3,169	3,366	4,068	4,423
Deposit-related costs	23,595	21,492	18,210	18,765	19,197
Other non-interest expense	20,156	21,119	16,707	22,456	18,193
Total non-interest expense	174,558	174,648	167,363	172,811	166,169
Income before income taxes	96,929	94,360	81,738	89,838	97,932
Provision for income taxes	24,759	23,697	19,863	20,578	26,081
Net income	$72,170	$70,663	$61,875	$69,260	$71,851
Earnings per common share, basic	$1.02	$0.97	$0.83	$0.91	$0.96
Earnings per common share, diluted	$1.01	$0.97	$0.83	$0.90	$0.95

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	Nine Months Ended
	September 30, 2026	September 30, 2025
Interest income:
Loans	$937,544	$973,864
Investment securities	323,899	351,634
Other	17,280	24,892
Total interest income	1,278,723	1,350,390
Interest expense:
Deposits	435,625	508,460
Borrowings	78,129	112,560
Total interest expense	513,754	621,020
Net interest income before provision for credit losses	764,969	729,370
Provision for credit losses	49,097	42,386
Net interest income after provision for credit losses	715,872	686,984
Non-interest income:
Deposit service charges and fees	18,963	15,945
Gain on investment securities, net	1,926	1,940
Lease financing	8,947	13,077
Capital markets income	18,026	18,290
Other non-interest income	25,862	26,394
Total non-interest income	73,724	75,646
Non-interest expense:
Employee compensation and benefits	275,769	251,095
Occupancy and equipment	33,633	33,217
Deposit insurance expense	9,843	20,804
Technology	66,114	67,902
Depreciation of operating lease equipment	9,931	12,301
Deposit-related costs	63,297	52,740
Other non-interest expense	57,982	52,663
Total non-interest expense	516,569	490,722
Income before income taxes	273,027	271,908
Provision for income taxes	68,319	72,815
Net income	$204,708	$199,093
Earnings per common share, basic	$2.82	$2.65
Earnings per common share, diluted	$2.80	$2.63

BANKUNITED, INC. AND SUBSIDIARIES
AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Three Months Ended September 30,			Three Months Ended June 30,			Three Months Ended September 30,
	2026			2026			2025
	Average Balance	Interest [1]	Yield/ Rate [1,2]	Average Balance	Interest [1]	Yield/ Rate [1,2]	Average Balance	Interest [1]	Yield/ Rate [1,2]
Assets:
Interest earning assets:
Commercial loans	$16,922,172	$255,009	5.98%	$17,084,880	$252,825	5.93%	16,309,010	258,888	6.30%
Residential and other consumer loans	6,603,215	62,259	3.77%	6,754,430	62,922	3.73%	7,224,702	68,378	3.78%
Total Loans	$23,525,387	$317,268	5.36%	$23,839,310	$315,747	5.31%	$23,533,712	$327,266	5.53%
Investment securities[3]	9,313,577	111,227	4.76%	9,381,602	108,693	4.64%	9,404,188	121,124	5.13%
Other interest earning assets	542,000	5,570	4.08%	682,205	5,916	3.48%	793,366	8,113	4.06%
Total interest earning assets	33,380,964	434,065	5.17%	33,903,117	430,356	5.09%	33,731,266	456,503	5.38%
Allowance for credit losses	(220,307)			(213,533)			(227,694)
Non-interest earning assets	1,557,166			1,356,431			1,390,051
Total assets	$34,717,823			$35,046,015			$34,893,623
Liabilities and Stockholders' Equity:
Interest bearing liabilities:
Interest bearing demand deposits	$6,620,530	$47,165	2.83%	$6,365,179	$45,432	2.87%	$5,586,547	$47,304	3.36%
Savings and money market deposits	9,976,749	73,071	2.90%	10,083,767	72,729	2.89%	9,921,293	83,862	3.35%
Time deposits	2,339,315	20,090	3.40%	3,251,965	28,444	3.51%	3,535,051	32,389	3.63%
Total interest bearing deposits	18,936,594	140,326	2.94%	19,700,911	146,605	2.99%	19,042,891	163,555	3.40%
FHLB advances	2,276,250	21,972	3.83%	2,028,901	18,991	3.75%	3,221,577	32,027	3.94%
Notes and other borrowings	625,179	7,075	4.51%	471,725	5,586	4.74%	542,241	7,228	5.34%
Total interest bearing liabilities	21,838,023	169,373	3.08%	22,201,537	171,182	3.10%	22,806,709	202,810	3.52%
Non-interest bearing demand deposits	9,027,447			9,027,557			8,203,439
Other non-interest bearing liabilities	859,525			776,682			868,385
Total liabilities	31,724,995			32,005,776			31,878,533
Stockholders' equity	2,992,828			3,040,239			3,015,090
Total liabilities and stockholders' equity	$34,717,823			$35,046,015			$34,893,623
Net interest income		$264,692			$259,174			$253,693
Interest rate spread			2.09%			1.99%			1.86%
Net interest margin			3.16%			3.06%			3.00%

(1) On a tax-equivalent basis where applicable.
(2) Annualized.
(3) At fair value.

BANKUNITED, INC. AND SUBSIDIARIES
AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Nine Months Ended September 30,
	2026			2025
	Average Balance	Interest[1]	Yield/ Rate [1,2]	Average Balance	Interest [1]	Yield/ Rate [1,2]
Assets:
Interest earning assets:
Commercial loans	$16,971,269	$756,712	5.96%	$16,412,801	$773,024	6.30%
Residential and other consumer loans	6,760,966	189,114	3.73%	7,375,357	209,160	3.78%
Total Loans	$23,732,235	$945,826	5.32%	$23,788,158	$982,184	5.52%
Investment securities[3]	9,283,724	326,850	4.70%	9,288,070	353,760	5.08%
Other interest earning assets	631,787	17,280	3.66%	798,956	24,892	4.17%
Total interest earning assets	33,647,746	1,289,956	5.12%	33,875,184	1,360,836	5.37%
Allowance for credit losses	(217,555)			(227,680)
Non-interest earning assets	1,519,357			1,376,969
Total assets	$34,949,548			$35,024,473
Liabilities and Stockholders' Equity:
Interest bearing liabilities:
Interest bearing demand deposits	$6,341,755	$135,892	2.87%	$5,271,474	$132,886	3.37%
Savings and money market deposits	10,101,084	219,078	2.90%	10,366,899	263,664	3.40%
Time deposits	3,109,007	80,655	3.47%	3,924,209	111,910	3.82%
Total interest bearing deposits	19,551,846	435,625	2.98%	19,562,582	508,460	3.48%
FHLB advances	2,166,667	60,860	3.76%	3,052,253	87,060	3.81%
Notes and other borrowings	488,745	17,269	4.72%	652,843	25,500	5.21%
Total interest bearing liabilities	22,207,258	513,754	3.09%	23,267,678	621,020	3.57%
Non-interest bearing demand deposits	8,841,564			7,873,052
Other non-interest bearing liabilities	855,402			934,559
Total liabilities	31,904,224			32,075,289
Stockholders' equity	3,045,324			2,949,184
Total liabilities and stockholders' equity	$34,949,548			$35,024,473
Net interest income		$776,202			$739,816
Interest rate spread			2.03%			1.80%
Net interest margin			3.08%			2.92%

(1) On a tax-equivalent basis where applicable.
(2) Annualized.
(3) At fair value.

BANKUNITED, INC. AND SUBSIDIARIES
EARNINGS PER COMMON SHARE
(In thousands except share and per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Basic earnings per common share:
Numerator:
Net income	$72,170	$70,663	$71,851	$204,708	$199,093
Distributed and undistributed earnings allocated to participating securities	(1,140)	(1,094)	(1,030)	(3,137)	(2,829)
Income allocated to common stockholders for basic earnings per common share	$71,030	$69,569	$70,821	$201,571	$196,264
Denominator:
Weighted average common shares outstanding	71,132,255	72,630,405	75,227,314	72,748,103	75,124,070
Less average unvested stock awards	(1,164,631)	(1,180,777)	(1,116,965)	(1,161,394)	(1,114,472)
Weighted average shares for basic earnings per common share	69,967,624	71,449,628	74,110,349	71,586,709	74,009,598
Basic earnings per common share	$1.02	$0.97	$0.96	$2.82	$2.65
Diluted earnings per common share:
Numerator:
Income allocated to common stockholders for basic earnings per common share	$71,030	$69,569	$70,821	$201,571	$196,264
Adjustment for earnings reallocated from participating securities	6	4	7	14	15
Income used in calculating diluted earnings per common share	$71,036	$69,573	$70,828	$201,585	$196,279
Denominator:
Weighted average shares for basic earnings per common share	69,967,624	71,449,628	74,110,349	71,586,709	74,009,598
Dilutive effect of certain share-based awards	573,006	342,179	715,117	475,845	601,031
Weighted average shares for diluted earnings per common share	70,540,630	71,791,807	74,825,466	72,062,554	74,610,629
Diluted earnings per common share	$1.01	$0.97	$0.95	$2.80	$2.63

BANKUNITED, INC. AND SUBSIDIARIES
SELECTED RATIOS

	At or for the Three Months Ended			At or for the Years Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Financial ratios [1]
Return on average assets	0.82%	0.81%	0.82%	0.78%	0.76%
Return on average stockholders’ equity	9.6%	9.3%	9.5%	9.0%	9.0%
Net interest margin [2]	3.16%	3.06%	3.00%	3.08%	2.92%
Loans to deposits	84.1%	82.9%	82.8%	84.1%	82.8%
Tangible book value per common share	$39.10	$40.48	$39.27	$39.10	$39.27

	September 30, 2026	June 30, 2026	September 30, 2025
Asset quality ratios
Non-performing loans to total loans [3,4]	1.11%	0.94%	1.60%
Non-performing assets to total assets [4,5]	0.77%	0.66%	1.10%
ACL to total loans	0.93%	0.91%	0.93%
Commercial ACL to commercial loans [6]	1.33%	1.30%	1.35%
ACL to non-performing loans [3,4]	83.96%	97.14%	57.95%
Net charge-offs to average loans [7]	0.11%	0.11%	0.25%

	September 30, 2026		June 30, 2026		September 30, 2025		Required to be Considered Well Capitalized
	BankUnited, Inc.	BankUnited, N.A.	BankUnited, Inc.	BankUnited, N.A.	BankUnited, Inc.	BankUnited, N.A.
Capital ratios
Tier 1 leverage	8.9%	9.5%	8.9%	9.4%	9.0%	9.5%	5.0%
Common Equity Tier 1 ("CET1") risk-based capital	12.1%	12.9%	12.3%	13.0%	12.5%	13.2%	6.5%
Total risk-based capital	13.7%	13.8%	13.9%	13.9%	14.4%	14.1%	10.0%
Tangible Common Equity/Tangible Assets	8.0%	N/A	8.4%	N/A	8.4%	N/A	N/A
(1) Annualized for the three month periods as applicable.
(2) On a tax-equivalent basis.
(3) We define non-performing loans to include non-accrual loans and loans other than purchased credit deteriorated and government insured residential loans that are past due 90 days or more and still accruing. Contractually delinquent purchased credit deteriorated and government insured residential loans on which interest continues to be accrued are excluded from non-performing loans.
(4) Non-performing loans and assets include the guaranteed portion of non-accrual SBA loans totaling $31.5 million or 0.13% of total loans and 0.09% of total assets at September 30, 2026, $31.8 million or 0.13% of total loans and 0.09% of total assets at June 30, 2026, and $40.0 million or 0.17% of total loans and 0.11% of total assets at September 30, 2025.
(5) Non-performing assets include non-performing loans, OREO and other repossessed assets.
(6) For purposes of this ratio, commercial loans includes the C&I and CRE sub-segments, as well as franchise and equipment finance. Due to their unique risk profiles, MWL and municipal finance are excluded from this ratio.
(7) Annualized for the three months ended September 30, 2026, June 30, 2026, and September 30, 2025.

Non-GAAP Financial Measures
Net income, EPS, ROA and ROE excluding the impact of gains and losses on the sale of investment securities are non-GAAP financial measures. Disclosure of these measures enhances the reader’s ability to compare the Company’s performance for the quarter ending September 30, 2026 to other periods presented.
The following table reconciles these non-GAAP financial measurements to the comparable GAAP financial measurements of net income, EPS, ROA and ROE for the quarter ending September 30, 2026 to the periods presented (in thousands except share and per share data):

	Quarter Ended
	September 30, 2026	June 30, 2026	September 30, 2025

Net income (GAAP)	$72,170	$70,663	$71,851
(Gain)/Loss on investment securities - tax effected	1,716	(704)	(476)
Adjusted net income	$73,886	$69,959	$71,375

Pre-tax income	$96,929	$94,360	$97,932
Provision for credit losses	8,952	15,559	11,577
PPNR	$105,881	$109,919	$109,509
(Gain)/Loss on investment securities - before tax	2,305	(941)	(648)
Adjusted PPNR	$108,186	$108,978	$108,861

Average assets	$34,717,823	$35,046,015	$34,893,623
ROA (GAAP)	0.82%	0.81%	0.82%
Adjusted ROA	0.84%	0.80%	0.81%

Average stockholders’ equity	$2,992,828	$3,040,239	$3,015,090
ROE (GAAP)	9.6%	9.3%	9.5%
Adjusted ROE	9.8%	9.2%	9.4%

EPS (GAAP)	$1.01	$0.97	$0.95
(Gain)/Loss on investment securities - tax effected	0.02	(0.01)	(0.01)
Adjusted EPS	$1.03	$0.96	$0.94

Tangible book value per common share is a non-GAAP financial measure. Management believes this measure is relevant to understanding the capital position and performance of the Company. Disclosure of this non-GAAP financial measure also provides a meaningful basis for comparison to other financial institutions as it is a metric commonly used in the banking industry.
PPNR is a non-GAAP financial measure. Management believes this measure is relevant to understanding the performance of the Company attributable to elements other than the provision for credit losses and the ability of the Company to generate earnings sufficient to cover estimated credit losses. This measure also provides a meaningful basis for comparison to other financial institutions since it is commonly employed and is a measure frequently cited by investors and analysts.
The following tables reconcile these non-GAAP financial measurements to the comparable GAAP financial measurements at the dates and for the periods indicated (in thousands except share and per share data):

	September 30, 2026	June 30, 2026	September 30, 2025
Total stockholders’ equity	$2,822,220	$3,003,405	$3,032,374
Less: goodwill and other intangible assets	77,637	77,637	77,637
Tangible stockholders’ equity	$2,744,583	$2,925,768	$2,954,737

Common shares issued and outstanding	70,188,199	72,276,530	75,242,935

Book value per common share	$40.21	$41.55	$40.30

Tangible book value per common share	$39.10	$40.48	$39.27

	Quarter Ended
	September 30, 2026	June 30, 2026	September 30, 2025
Pre-Provision Net Revenue ("PPNR")
Income before income taxes	$96,929	$94,360	$97,932
Provision for credit losses	8,952	15,559	11,577
PPNR	$105,881	$109,919	$109,509